U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2006
MORTON INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-13198	38-0811650
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
1021 West Birchwood, Morton, Illinois 61550
(Address of principal executive offices) (Zip Code)
(309-266-7176)
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Contribution Agreement
Voting and Support Agreement
Voting and Support Agreement
Voting and Support Agreement
Voting and Support Agreement
Waiver of Voting Agreement

Item 8.01 Other Events
In a press release dated March 23, 2006, and in a Form 8-K filed with the Securities and Exchange Commission on March 23, 2006, Morton Industrial Group, Inc. (the Company) announced its entry into an Agreement and Plan of Merger (“the Merger Agreement”) with MMC Precision Holdings Corp. (“Holdings”) and MMC Precision Merger Corp. On March 22, 2006, Holdings also entered into a Contribution Agreement with William D. Morton, Chairman, President and Chief Executive Officer of the Company; Eastover Group, LLC, an affiliate of Mark W. Mealy, a director of the Company; and Daryl R. Lindemann, Brian L. Geiger and Brian R. Doolittle, officers of the Company or its subsidiaries under which, in connection with the Merger (as defined in the Merger Agreement), they will contribute a portion of their shares of common stock of the Company to Holdings in exchange for Holdings common stock.
In addition, on the same date, Holdings entered into Voting and Support Agreements with each of Mr. Morton, Mr. Mealy, Mr. Lindemann and Rodney B. Harrison, an officer of the Company, and three officers of the Company’s subsidiaries. Under these agreements, the named individuals who are parties agreed to vote their shares of the common stock of the Company in favor of the Merger and against any Company Takeover Proposal (as defined in the Merger Agreement) and entered into certain other agreements with Holdings.
On March 22, 2006, Mr. Morton executed a Waiver of Voting Agreement, waiving, among other things, his right under a Voting Agreement dated January 20, 1998, to vote certain shares of common stock at a shareholders’ meeting to be called to act upon the Merger.
Copies of the Contribution Agreement, Voting and Support Agreements and Waiver of Voting Agreement are attached as Exhibits.
The Company directors, officers and employees may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the merger. Information about the directors, officers and employees of the Company and their ownership of Company stock will be set forth in the Company’s proxy statement to be filed with respect to the special meeting of shareholders to be held to vote on the merger agreement.
This communication may be deemed to be solicitation material with respect to the proposed merger. In connection with the proposed merger, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement for the special meeting of shareholders. Shareholders are urged to read all relevant documents filed with the SEC, including the merger agreement attached as Exhibit 99.1 on Form 8-K filed with SEC on March 23, 2006, and the proxy statement when it is available, because they will contain important information about the proposed merger transaction. Investors will be able to obtain these filed documents free of charge at the SEC’s web site, http://www.sec.gov, and Company shareholders will receive information at an appropriate time on how to obtain other transaction-related documents for free from the Company.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit

99.1	Contribution Agreement

99.2	Voting and Support Agreement — William D. Morton

99.3	Voting and Support Agreement — Mark W. Mealy

99.4	Voting and Support Agreement — Daryl R. Lindemann

99.5	Voting and Support Agreement — Rodney B. Harrison

99.6	Waiver of Voting Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.
Date: March 29, 2006	By: /s/	Rodney B. Harrison

Rodney B. Harrison Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Contribution Agreement

99.2	Voting and Support Agreement — William D. Morton

99.3	Voting and Support Agreement — Mark W. Mealy

99.4	Voting and Support Agreement — Daryl R. Lindemann

99.5	Voting and Support Agreement — Rodney B. Harrison

99.6	Waiver of Voting Agreement